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                                                                  EXHIBIT 10.35
                                 PROMISSORY NOTE

$193,311                                                   San Diego, California
                                                                January 19, 2000


        FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of PMR CORPORATION, a Delaware corporation (the "Company"), at 501 Washington Street, 5th Floor, San Diego, CA 92103, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Ninety-Three Thousand Three Hundred Eleven Dollars ($193,311), or if less, the actual amount advanced by the Company under this Note (which amount shall be reflected on Exhibit A hereto), together with interest accrued from the date hereof on the unpaid principal at the rate of 6.21% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

        PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due and payable in full on December 31, 2004; and

        INTEREST PAYMENTS. Interest shall be compounded annually and shall be payable annually in arrears on the thirty-first (31st) day of December of each year, beginning on December 31, 2000, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        Upon an Event of Default, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law. "Event of Default" shall include (a) a failure by the undersigned to pay any of the principal or accrued interest when due; or (b) if a court of competent jurisdiction shall enter a decree or order for relief in respect of the undersigned in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the undersigned or for any substantial part of his property, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (c) if the undersigned shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the undersigned or shall make any general assignment for the benefit of creditors or shall fail



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generally to pay his or her debts as they become due or shall take any action in furtherance of any of the foregoing.

        This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

        The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Stock Pledge Agreement of even date herewith between the undersigned and the Company. This Note is without recourse to the undersigned, and except for the pledge of such shares of Common Stock, the undersigned shall not be personally liable for repayment of any amounts due under this Note.

        The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

        The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

        The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

        This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                            Signed /s/ FRED D. FURMAN
                                                  ------------------------------



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

                                    EXHIBIT A


              DATE                       AMOUNT ADVANCED                PRINCIPAL BALANCE
     3/7/2000                          $144,015.63                     $144,015.63




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